UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

Golub Capital BDC, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	814-00794	27-2326940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2021, in connection with a previously announced public offering, Golub Capital BDC, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a Third Supplemental Indenture, which supplements an Indenture, dated October 2, 2020, between the Company and the Trustee (as amended and supplemented from time to time, the “Base Indenture”), dated August 3, 2021, between the Company and the Trustee (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Third Supplemental Indenture relates to the Company’s issuance of $350.0 million aggregate principal amount of its 2.050% Notes due 2027 (the “Notes”).

The Company expects to use the net proceeds of this offering primarily to initially repay outstanding indebtedness, including to redeem all of the outstanding indebtedness under the debt securities in which Golub Capital BDC CLO 4 LLC, the Company’s indirect subsidiary, issued notes, and repay a portion of the outstanding indebtedness under the Company’s revolving credit facilities. The Company may reborrow under its revolving credit facilities for general corporate purposes, which may include repaying some or all of the debentures issued by the Company’s small business investment company subsidiary and investing in portfolio companies in accordance with the Company’s investment strategy.

The Notes mature on February 15, 2027 (the “Maturity Date”), unless previously redeemed or repurchased in accordance with their terms. The Notes bear interest at a rate of 2.050% per year payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2022. The Notes are the Company’s general unsecured obligations that rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes; equal in right of payment to the Company’s existing and future indebtedness or other obligations that are not so subordinated or junior; effectively junior to any of the Company’s secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

At any time or from time to time, the Company may redeem some or all of the Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed through January 15, 2027 (the date falling one month prior to the maturity date of the Notes), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the Company redeems any Notes on or after January 15, 2027 (the date falling one month prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes. In addition, if a change of control repurchase event (as defined in the Third Supplemental Indenture) occurs in respect of the Company, holders of the Notes may require the Company to repurchase for cash some or all of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

The Indenture contains certain covenants, including a covenant requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”) and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Notes were offered and sold pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-232387) previously filed with the SEC, as supplemented by a preliminary prospectus supplement dated July 27, 2021, a final prospectus supplement dated July 27, 2021 and the pricing term sheet filed with the SEC on July 27, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on August 3, 2021.

The description above is only a summary of the material provisions of the Indenture and the Notes and is qualified in its entirety by reference to copies of the Indenture and the Notes, respectively, each filed or incorporated by reference as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of October 2, 2020, by and between Golub Capital BDC, Inc. and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 814-00794), filed on October 5, 2020).
4.2	Third Supplemental Indenture, dated as of August 3, 2021, relating to the 2.050% Notes due 2027, by and between Golub Capital BDC, Inc. and U.S. Bank National Association, as trustee.
4.3	Form of 2.050% Notes due 2027 (included in Exhibit 4.2 hereto).
5.1	Opinion of Eversheds Sutherland (US) LLP.
23.1	Consent of Eversheds Sutherland (US) LLP (contained in the opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC, Inc.

Date: August 3, 2021	By:	/s/ Ross Teune
Ross Teune
Chief Financial Officer